Exhibit 99.1

Contacts:

Investors:	Media:
Validus Holdings, Ltd.	Brunswick Group
Jon Levenson, Executive Vice President	Stan Neve / Gemma Hart/ Greg Faje
+1-441-278-9000	+1-212-333-3810
Jon.Levenson@validusholdings.com

VALIDUS ANNOUNCES FOURTH QUARTER 2011 NET INCOME OF $27.3 MILLION

Diluted Operating Earnings Per Share of $0.21

Diluted Book Value Per Share of $32.28 at December 31, 2011

Pembroke, Bermuda, February 2, 2012 — Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $27.3 million, or $0.25 per diluted common share for the three months ended December 31, 2011, compared to $102.7 million, or $0.92 per diluted common share, for the three months ended December 31, 2010. Net income available to Validus for the year ended December 31, 2011 was $21.3 million, or $0.14 per diluted common share compared to $402.6 million, or $3.34 per diluted common share for the year ended December 31, 2010.

Net operating income available to Validus for the three months ended December 31, 2011 was $23.4 million, or $0.21 per diluted common share, compared with $156.4 million, or $1.40 per diluted common share, for the three months ended December 31, 2010.  Net operating income available to Validus for the year ended December 31, 2011 was $52.3 million, or $0.44 per diluted common share, compared with $322.8 million, or $2.68 per diluted common share, for the year ended December 31, 2010.

Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as above, but excluding income (loss) available (attributable) to noncontrolling interests. Reconciliations of these measures to net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.

Commenting on the financial results for the year ended December 31, 2011, Ed Noonan, Validus’ Chairman and Chief Executive Officer stated:  “Insured losses arising from natural catastrophes and man-made disasters were approximately $108 billion in 2011. This was the second worst year on record after 2005, the year of our formation. Despite these significant market losses, Validus was profitable in 2011 which continues our Company’s record of profitability in each year of our operations despite heavy insured loss activity and financial market turbulence over the period. Since formation, our Company has grown diluted book value per share plus accumulated dividends at an annual compounded rate of 13.3%. I am satisfied with this outcome which is the result of world class underwriting, risk, financial and operational management throughout our global businesses.”

January 2012 Reinsurance Renewals – Validus Re segment

During the January 2012 renewal season, the Validus Re segment underwrote $581.6 million in gross premiums written, an increase of 10.7% from the prior year period. This renewal data does not include Talbot’s operations as its business is distributed relatively evenly throughout the year.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441-278-9000 Fax: +1-441-278-9009

www.validusholdings.com

Below is a table outlining the Validus Re segment’s January 2012 reinsurance renewals.

	January 2012 Gross Premiums Written Validus Re segment and AlphaCat managed premium (unaudited)
	U.S. Property	International Property	Marine	Specialty	Total (a)
	(U.S. $ millions)
2012	$195.5	$174.4	$166.5	$45.2	$581.6(b)
2011	188.0	129.9	157.5	49.9	525.3
% Increase (Decrease)	4.0%	34.3%	5.7%	(9.4)%	10.7%

(a)    The financial statements of AlphaCat Re 2011 were included in the consolidated financial statements of the Company during 2011 as Validus held a majority of AlphaCat Re 2011’s outstanding voting rights.  On December 23, 2011 certain investors subscribed for additional shares in AlphaCat Re 2011 after which the Company no longer held a majority of AlphaCat Re 2011’s outstanding voting rights. Consequently, Validus now holds an equity method investment in AlphaCat Re 2011 and will no longer consolidate AlphaCat Re 2011’s results of operations in the Company’s 2012 results of operations.

(b)    Included in the renewal information is $76.1 million of managed premium written by AlphaCat Re 2011 ($42.3 million in the U.S. Property class and $33.8 million in the International Property class).

Commenting further, Mr Noonan stated: “Validus’ short tail classes of business continue to experience strong positive rate movement.  At January 1, we grew our gross managed reinsurance premiums by 10.7%. We believe that Validus Re achieved rate increases across our portfolio which exceed that of the overall market due to our commitment to pricing discipline at January 1, along with our scale and franchise value. Talbot’s Lloyd’s operations continue to show positive rate movement, with a 2011 rate change of 3.1% on a risk adjusted basis across the entire portfolio. This rate movement in a specialty insurance business reflects Talbot’s size, experienced underwriting teams and skillful cycle management.

Heading into 2012, Validus continues to operate from a position of strength.  We believe that our liabilities are prudently reserved, consistent with our philosophy from inception, and our invested assets are of the highest credit quality and short duration.  Our underwriting teams both at Validus Re and at Talbot enjoy market leading positions and can offer meaningful capacity and expertise to our customers and intermediaries, both on our own balance sheet and through third party capital providers.  AlphaCat Re 2011, our collateralized third party capital vehicle, wrote $76.1 million of gross premiums at January 1.  In sum, Validus is well positioned for 2012 and I am highly confident in our ability to capitalize on the current market conditions.”

Fourth quarter 2011 results

Highlights for the fourth quarter include the following:

•      Gross premiums written for the three months ended December 31, 2011 were $278.3 million compared to $258.7 million for the three months ended December 31, 2010, an increase of $19.5 million, or 7.6%.

•      Net premiums earned for the three months ended December 31, 2011 were $488.3 million compared to $432.8 million for the three months ended December 31, 2010, an increase of $55.5 million, or 12.8%.

•      Underwriting income for the three months ended December 31, 2011 was $12.8 million compared to $139.7 million for the three months ended December 31, 2010, a decrease of $126.9 million, or 90.9%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441-278-9000 Fax: +1-441-278-9009

www.validusholdings.com

•      Combined ratio of 97.4% which included $42.8 million of favorable prior accident year loss reserve development, benefiting the loss ratio by 8.8 percentage points.

•      Net operating income available to Validus for the three months ended December 31, 2011 was $23.4 million compared to $156.4 million for the three months ended December 31, 2010, a decrease of $133.0 million, or 85.0%.

•      Net income available to Validus for the three months ended December 31, 2011 was $27.3 million compared to $102.7 million for the three months ended December 31, 2010, a decrease of $75.4 million, or 73.4%.

•      Annualized return on average equity of 3.2% and annualized net operating return on average equity of 2.7%.

Full year 2011 results

Highlights for the year ended December 31, 2011 include the following:

•      Gross premiums written for the year ended December 31, 2011 were $2,124.7 million compared to $1,990.6 million for the year ended December 31, 2010, an increase of $134.1 million, or 6.7%.

•      Net premiums earned for the year ended December 31, 2011 were $1,802.1 million compared to $1,761.1 million for the year ended December 31, 2010, an increase of $41.0 million, or 2.3%.

•      Underwriting income for the year ended December 31, 2011 was $11.8 million compared to $242.4 million for the year ended December 31, 2010, a decrease of $230.7 million, or 95.1%.

•      Combined ratio of 99.4% which included $156.1 million of favorable prior accident year loss reserve development, benefiting the loss ratio by 8.7 percentage points.

•      Net operating income available to Validus for the year ended December 31, 2011 was $52.3 million compared to $322.8 million for the year ended December 31, 2010, a decrease of $270.4 million, or 83.8%.

•      Net income available to Validus for the year ended December 31, 2011 was $21.3 million compared to $402.6 million for the year ended December 31, 2010, a decrease of $381.2 million, or 94.7%.

•      Annualized return on average equity of 0.6% and annualized net operating return on average equity of 1.5%.

Notable Loss Events

For three months ended December 31, 2011, the Company incurred net losses and loss expenses of $54.1 million from notable loss events, which represented 11.1 percentage points of the loss ratio. Including the impact of ($1.3) million of reinstatement premiums, the effect of these events on net income was a decrease of $55.5 million. For the three months ended December 31, 2010, the Company incurred net losses and loss expenses of $51.8 million from notable loss events, which represented 12.0 percentage points of the loss ratio. Including the impact of ($1.6) million of reinstatement premiums, the effect of these events on net income was a decrease of $53.4 million. The Company’s loss ratio, excluding prior accident year development and notable loss events for the three months ended December 31, 2011 and  2010 was 66.3% and 32.3%, respectively.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441-278-9000 Fax: +1-441-278-9009

www.validusholdings.com

		Three months ended December 31, 2011
Fourth Quarter 2011 Notable Loss Events (a)		Validus Re		Talbot		Total

(Dollars in thousands)	Description	Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE

Thailand floods	Multiple flooding events	$22,964	8.2%	$31,184	14.9%	$54,148	11.1%
Total		$22,964	8.2%	$31,184	14.9%	$54,148	11.1%

		Three months ended December 31, 2010
Fourth Quarter 2010 Notable Loss Events		Validus Re		Talbot		Total

(Dollars in thousands)	Description	Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE

Queensland floods	Flood	$10,000	4.0%	$15,000	8.0%	$25,000	5.8%
Political violence	Terror attack	12,500	5.1%	-	-	12,500	2.9%
Satellite loss	Failure	5,804	2.4%	2,982	1.6%	8,786	2.0%
Financial institution	Investment house failure	-	-	5,487	3.0%	5,487	1.3%
Total		$28,304	11.5%	$23,469	12.6%	$51,773	12.0%

(a)           These 2011 notable loss event amounts are based on management’s estimates following a review of the Company’s potential exposure and discussions with certain clients and brokers. Given the magnitude and recent occurrence of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company’s actual ultimate net losses from these events may vary materially from these estimates. During 2011, given the complexity and severity of notable loss events in the year, an explicit reserve for development on 2011 notable loss events was included within the Company’s IBNR reserving process. During the fourth quarter of 2011, the Company incurred a $78.0 million reserve for potential development for 2011 notable loss events. As at December 31, 2011 the reserve for potential development on 2011 and 2010 notable loss events was $96.6 million.

(b)           Net of reinsurance but not including the impact of reinstatement premiums. Total reinstatement premiums were ($1.3) million for the three months ended December 31, 2011 and ($1.6) million for the three months ended December 31, 2010.

Validus Re Segment Results

Gross premiums written for the three months ended December 31, 2011 were $54.5 million compared to $34.0 million for the three months ended December 31, 2010, an increase of $20.5 million, or 60.4%. Gross premiums written for the three months ended December 31, 2011 included $32.7 million of property premiums, $9.7 million of marine premiums and $12.1 million of specialty premiums compared to $17.3 million of property premiums, $4.2 million of marine premiums and $12.5 million of specialty premiums in the three months ended December 31, 2010.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441-278-9000 Fax: +1-441-278-9009

www.validusholdings.com

Net premiums earned for the three months ended December 31, 2011 were $279.0 million compared to $246.3 million for the three months ended December 31, 2010, an increase of $32.7 million, or 13.3%.

The combined ratio for the three months ended December 31, 2011 was 101.0% compared to 42.1% for the three months ended December 31, 2010, an increase of 58.9 percentage points.

The loss ratio for the three months ended December 31, 2011 was 81.0% compared to 20.2% for the three months ended December 31, 2010, an increase of  60.8 percentage points. For the three months ended December 31, 2011, Validus Re incurred $23.0 million of losses attributable to notable loss events, which represented 8.2 percentage points of the loss ratio. The loss ratio for the three months ended December 31, 2011 included favorable prior accident year loss reserve development of $7.1 million, benefiting the loss ratio by 2.6 percentage points.

Gross premiums written for the year ended December 31, 2011 were $1,190.2 million compared to $1,101.2 million for the year ended December 31, 2010, an increase of $89.0 million, or 8.1%. Gross premiums written for the year ended December 31, 2011 included $862.7 million of property premiums, $232.4 million of marine premiums and $95.1 million of specialty premiums compared to $790.6 million of property premiums, $227.1 million of marine premiums and $83.5 million of specialty premiums in the year ended December 31, 2010.

Net premiums earned for the year ended December 31, 2011 were $1,031.9 million compared to $1,051.2 million for the year ended December 31, 2010, a decrease of $19.3 million, or 1.8%.

The combined ratio for the year ended December 31, 2011 was 94.5% compared to 77.5% for the year ended December 31, 2010, an increase of 17.0 percentage points.

The loss ratio for the year ended December 31, 2011 was 73.6% compared to 57.2% for the year ended December 31, 2010, an increase of 16.4 percentage points. For the year ended December 31, 2011, Validus Re incurred $474.8 million of losses attributable to notable loss events, which represented 46.0 percentage points of the loss ratio. The loss ratio for the year ended December 31, 2011 included favorable prior accident year loss reserve development of $68.6 million, benefiting the loss ratio by 6.6 percentage points.

Talbot Segment Results

Gross premiums written for the three months ended December 31, 2011 were $235.2 million compared to $238.1 million for the three months ended December 31, 2010, a decrease of $2.9 million, or 1.2%. Gross premiums written for the three months ended December 31, 2011 included $51.8 million of property premiums, $74.2 million of marine premiums and $109.2 million of specialty premiums compared to $58.2 million of property premiums, $68.4 million of marine premiums and $111.5 million of specialty premiums in the three months ended December 31, 2010.

Net premiums earned for the three months ended December 31, 2011 were $209.4 million compared to $186.5 million for the three months ended December 31, 2010, an increase of $22.9 million, or 12.3%.

The combined ratio for the three months ended December 31, 2011 was 87.4% compared to 94.1% for the three months ended December 31, 2010, a decrease of 6.7 percentage points.

The loss ratio for the three months ended December 31, 2011 was 52.0% compared to 56.5% for the three months ended December 31, 2010, a decrease of 4.5 percentage points. For the three months ended December 31, 2011, Talbot incurred $31.2 million of losses attributable to notable loss events, which represented 14.9  percentage points of the loss ratio. The loss ratio for the three months ended December 31, 2011 included favorable prior accident year loss reserve development of $35.7 million, benefiting the loss ratio by 17.0 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441-278-9000 Fax: +1-441-278-9009

www.validusholdings.com

Gross premiums written for the year ended December 31, 2011 were $1,014.1 million compared to $981.1 million for the year ended December 31, 2010, an increase of $33.0 million, or 3.4%. Gross premiums written for the year ended December 31, 2011 included $306.3 million of property premiums, $341.8 million of marine premiums and $366.0 million of specialty premiums compared to $314.8 million of property premiums, $315.1  million of marine premiums and $351.2 million of specialty premiums in the year ended December 31, 2010.

Net premiums earned for the year ended December 31, 2011 were $770.3 million compared to $709.9 million for the year ended December 31, 2010, an increase of $60.3 million, or 8.5%.

The combined ratio for the year ended December 31, 2011 was 99.8% compared to 91.7% for the year ended December 31, 2010, an increase of 8.1 percentage points.

The loss ratio for the year ended December 31, 2011 was 63.0% compared to 54.4% for the year ended December 31, 2010, an increase of 8.6 percentage points. For the year ended December 31, 2011, Talbot incurred $159.1 million of losses attributable to notable loss events, which represented 20.7 percentage points of the loss ratio. The loss ratio for the year ended December 31, 2011 included favorable prior accident year loss reserve development of $87.5 million, benefiting the loss ratio by 11.4 percentage points.

Corporate Segment Results

Corporate segment results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company’s senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended December 31, 2011 were $9.3 million compared to $11.5 million for the three months ended December 31, 2010, a decrease of $2.3 million, or 19.6%. Share compensation expenses for the three months ended December 31, 2011 were $3.1 million compared to $3.8 million for the three months ended December 31, 2010, a decrease of $0.7 million, or 18.0%.

General and administrative expenses for the year ended December 31, 2011 were $33.7 million compared to $49.6 million for the year ended December 31, 2010, a decrease of $16.0 million, or 32.2%. Share compensation expenses for the year ended December 31, 2011 were $16.4 million compared to $14.8 million for the year ended December 31, 2010, an increase of $1.6 million, or 10.8%.

Investments

Net investment income for the three months ended December 31, 2011 was $28.1 million compared to $31.0 million for the three months ended December 31, 2010, a decrease of $2.9 million, or 9.3%. Net investment income for the year ended December 31, 2011 was $112.3 million compared to $134.1 million for the year ended December 31, 2010, a decrease of $21.8 million, or 16.3%.

Net realized gains on investments for the three months ended December 31, 2011 were $5.4 million compared to net realized (losses) of ($14.4) million for the three months ended December 31, 2010, an increase of $19.8 million, or 137.2%. Net realized gains on investments for the year ended December 31, 2011 were $28.5 million compared to $32.5 million for the year ended December 31, 2010, a decrease of $4.0 million, or 12.2%.

Net unrealized gains on investments for the three months ended December 31, 2011 were $2.2 million compared to net unrealized (losses) of ($42.7) million for the three months ended December 31, 2010, an increase of $44.8 million, or 105.1%. Net unrealized (losses) on investments for the year ended December 31, 2011 were ($20.0) million compared to gains of $46.0 million for the year ended December 31, 2010, a decrease of $65.9 million, or 143.5%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441-278-9000 Fax: +1-441-278-9009

www.validusholdings.com

Finance Expenses

Finance expenses for the three months ended December 31, 2011 were $13.5 million compared to $13.8 million for the three months ended December 31, 2010, a decrease of $0.3 million, or 1.9%. Finance expenses for the year ended December 31, 2011 were $54.8 million compared to $55.9 million for the year ended December 31, 2010, a decrease of $1.1 million, or 1.9%.

Shareholders’ Equity and Capitalization

As at December 31, 2011, total shareholders’ equity was $3.45 billion. Diluted book value per common share was $32.28 at December 31, 2011, compared to $32.23 at September 30, 2011. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.

Total capitalization at December 31, 2011 was $3.99 billion, including $289.8 million of junior subordinated deferrable debentures and $247.0 million of senior notes.

Subsequent Events

The Company today is providing an initial estimate of losses from the Costa Concordia marine event that occurred on January 13, 2012. Based on a total industry insured loss estimate of $845 million to $950 million, Validus expects its loss to be in the range of $50 million to $65 million net of reinstatement premiums and reinsurance. The Company has additional reinsurance in place if the ultimate industry loss increases above the current estimate.

The above estimates are based on Validus’ current evaluation of impacted contracts and information provided by customers and intermediaries. Due to the preliminary nature of reports and estimates of loss to date, Validus’ actual losses from this event may vary materially from these estimates.

Conference Call

The Company will host a conference call for analysts and investors on February 3, 2012 at 9:00 AM (Eastern) to discuss the fourth quarter and full year 2011 financial results and related matters. The conference call can be accessed via telephone by dialing 1-800-237-9752 (toll-free U.S.) or 1-617-847-8706 (international) and entering the pass code 57534895#. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through February 17, 2012 by dialing 1-888-286-8010 (toll-free U.S) or 1-617-801-6888 (international) and entering the pass code 95640578#.

This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company’s website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company’s website through February 17, 2012. In addition, a financial supplement relating to our financial results for the three months and year ended December 31, 2011 is available in the Investor Relations section of the Company’s website.

About Validus Holdings, Ltd.

Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441-278-9000 Fax: +1-441-278-9009

www.validusholdings.com

Validus Holdings, Ltd.

Consolidated Balance Sheets

As at December 31, 2011 and December 31, 2010

(Expressed in thousands of U.S. dollars, except share and per share information)

	December 31,	December 31,
	2011	2010

Assets
Fixed maturities, at fair value (amortized cost: 2011 - $4,859,705; 2010 - $4,772,037)	$4,894,145	$4,823,867
Short-term investments, at fair value (amortized cost: 2011 - $280,299; 2010 - $273,444)	280,191	273,514
Other investments, at fair value (amortized cost: 2011 - $15,002; 2010 - $18,392)	16,787	21,478
Cash and cash equivalents	832,844	620,740
Total investments and cash	6,023,967	5,739,599
Investment in non-consolidated affiliate	53,031	-
Premiums receivable	646,354	568,761
Deferred acquisition costs	121,505	123,897
Prepaid reinsurance premiums	91,381	71,417
Securities lending collateral	7,736	22,328
Loss reserves recoverable	372,485	283,134
Paid losses recoverable	90,495	27,996
Income taxes recoverable	-	1,142
Intangible assets	114,731	118,893
Goodwill	20,393	20,393
Accrued investment income	25,906	33,726
Other assets	50,487	49,592
Total assets	$7,618,471	$7,060,878

Liabilities
Reserve for losses and loss expenses	$2,631,143	$2,035,973
Unearned premiums	772,382	728,516
Reinsurance balances payable	119,899	63,667
Securities lending payable	8,462	23,093
Deferred income taxes	16,720	24,908
Net payable for investments purchased	1,256	43,896
Accounts payable and accrued expenses	83,402	99,320
Senior notes payable	246,982	246,874
Debentures payable	289,800	289,800
Total liabilities	4,170,046	3,556,047

Commitments and contingent liabilities

Shareholders’ equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2011 - 134,503,065;
2010 - 132,838,111; Outstanding: 2011 - 99,471,080; 2010 - 98,001,226)	23,538	23,247
Treasury shares (2011 - 35,031,985; 2010 - 34,836,885)	(6,131)	(6,096)
Additional paid-in-capital	1,893,890	1,860,960
Accumulated other comprehensive (loss)	(6,601)	(5,455)
Retained earnings	1,543,729	1,632,175
Total shareholders’ equity	3,448,425	3,504,831

Total liabilities and shareholders’ equity	$7,618,471	$7,060,878

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441-278-9000 Fax: +1-441-278-9009

www.validusholdings.com

Validus Holdings, Ltd.

Consolidated Statements of Operations

For the three months and years ended December 31, 2011 and 2010

(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Underwriting income
Gross premiums written	$278,279	$258,731	$2,124,691	$1,990,566
Reinsurance premiums ceded	(16,489)	(35,376)	(289,241)	(229,482)
Net premiums written	261,790	223,355	1,835,450	1,761,084
Change in unearned premiums	226,556	209,456	(33,307)	39
Net premiums earned	488,346	432,811	1,802,143	1,761,123

Underwriting deductions
Losses and loss expenses	334,829	155,225	1,244,401	987,586
Policy acquisition costs	81,253	75,523	314,184	292,899
General and administrative expenses	52,253	54,511	197,497	209,290
Share compensation expenses	7,237	7,871	34,296	28,911
Total underwriting deductions	475,572	293,130	1,790,378	1,518,686

Underwriting income	$12,774	$139,681	$11,765	$242,437

Net investment income	28,080	30,962	112,296	134,103
Other income	3,517	552	5,718	5,219
Finance expenses	(13,520)	(13,786)	(54,817)	(55,870)
Operating income before taxes	30,851	157,409	74,962	325,889
Tax benefit (expense)	226	(1,058)	(824)	(3,126)
Net operating income	$31,077	156,351	74,138	322,763

Net realized gains (losses) on investments	5,355	(14,399)	28,532	32,498
Net unrealized gains (losses) on investments	2,159	(42,689)	(19,991)	45,952
Foreign exchange gains (losses)	266	3,424	(22,124)	1,351
Transaction expenses (a)	(3,850)	-	(17,433)	-
Net income	$35,007	$102,687	$43,122	$402,564
Net income attributable to noncontrolling interest	(7,683)	-	(21,793)	-
Net income available to Validus	$27,324	$102,687	$21,329	$402,564

Selected ratios:
Net premiums written / Gross premiums written	94.1%	86.3%	86.4%	88.5%

Losses and loss expenses	68.6%	35.9%	69.1%	56.1%
Policy acquisition costs	16.6%	17.4%	17.4%	16.6%
General and administrative expenses	12.2%	14.4%	12.9%	13.5%
Expense ratio	28.8%	31.8%	30.3%	30.1%
Combined ratio	97.4%	67.7%	99.4%	86.2%

(a) The transaction expenses relate to costs incurred in connection with the Company’s proposed acquisition of Transatlantic Holdings, Inc. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441-278-9000 Fax: +1-441-278-9009

www.validusholdings.com

Validus Holdings, Ltd.

Consolidated Segment Underwriting Income

For the three months and years ended December 31, 2011 and 2010

(Expressed in thousands of U.S. dollars, except share and per share information)

	Three months ended December 31,		Years ended December 31,
	2011	2010	2011	2010
Validus Re
Gross premiums written	$54,528	$33,986	$1,190,220	$1,101,239
Reinsurance premiums ceded	(49)	(399)	(150,718)	(63,147)
Net premiums written	54,479	33,587	1,039,502	1,038,092
Change in unearned premiums	224,513	212,737	(7,611)	13,108
Net premiums earned	278,992	246,324	1,031,891	1,051,200
Losses and loss expenses	225,903	49,799	759,305	601,610
Policy acquisition costs	41,465	39,299	160,134	160,599
General and administrative expenses	12,109	12,659	46,353	45,617
Share compensation expenses	2,191	1,934	9,309	7,181
Total underwriting deductions	281,668	103,691	975,101	815,007

Underwriting (loss) income	(2,676)	142,633	56,790	236,193

Talbot
Gross premiums written	$235,242	$238,100	$1,014,122	$981,073
Reinsurance premiums ceded	(27,931)	(48,332)	(218,174)	(258,081)
Net premiums written	207,311	189,768	795,948	722,992
Change in unearned premiums	2,043	(3,281)	(25,696)	(13,069)
Net premiums earned	209,354	186,487	770,252	709,923
Losses and loss expenses	108,926	105,426	485,096	385,976
Policy acquisition costs	41,160	37,726	157,334	143,769
General and administrative expenses	30,878	30,334	117,482	114,043
Share compensation expenses	1,934	2,142	8,582	6,923
Total underwriting deductions	182,898	175,628	768,494	650,711
Underwriting income	26,456	10,859	1,758	59,212

Corporate & Eliminations
Gross premiums written	$(11,491)	$(13,355)	$(79,651)	$(91,746)
Reinsurance premiums ceded	11,491	13,355	79,651	91,746
Net premiums written	-	-	-	-
Change in unearned premiums	-	-	-	-
Net premiums earned	-	-	-	-
Losses and loss expenses	-	-	-	-
Policy acquisition costs	(1,372)	(1,502)	(3,284)	(11,469)
General and administrative expenses	9,266	11,518	33,662	49,630
Share compensation expenses	3,112	3,795	16,405	14,807
Total underwriting deductions	11,006	13,811	46,783	52,968

Underwriting (loss)	(11,006)	(13,811)	(46,783)	(52,968)

Total underwriting income	$12,774	$139,681	$11,765	$242,437

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441-278-9000 Fax: +1-441-278-9009

www.validusholdings.com

Validus Holdings, Ltd.

Non-GAAP Financial Measure Reconciliation

Net Operating Income (Loss) available (attributable) to Validus, Net Operating Income (Loss) per share available (attributable) to Validus and Annualized Net Operating Return on Average Equity

For the three months and years ended December 31, 2011 and 2010

(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010

Net income available to Validus	$27,324	$102,687	$21,329	$402,564
Adjustments for:
Net realized (gains) losses on investments	(5,355)	14,399	(28,532)	(32,498)
Net unrealized (gains) losses on investments	(2,159)	42,689	19,991	(45,952)
Foreign exchange (gains) losses	(266)	(3,424)	22,124	(1,351)
Transaction expenses	3,850	-	17,433	-
Net operating income available to Validus	23,394	156,351	52,345	322,763
less: Dividends and distributions declared on outstanding warrants	(1,728)	(1,746)	(7,644)	(6,991)
Net operating income available to Validus, adjusted	$21,666	$154,605	$44,701	$315,772

Net income per share available to Validus - diluted	$0.25	$0.92	$0.14	$3.34
Adjustments for:
Net realized (gains) losses on investments	(0.06)	0.13	(0.28)	(0.27)
Net unrealized (gains) losses on investments	(0.02)	0.38	0.19	(0.38)
Foreign exchange (gains) losses	-	(0.03)	0.22	(0.01)
Transaction expenses	0.04	-	0.17	-
Net operating income per share available to Validus - diluted	$0.21	$1.40	$0.44	$2.68

Weighted average number of common shares and common share equivalents	101,324,291	111,316,736	100,928,284	120,630,945

Average shareholders’ equity available to Validus	$3,446,147	$3,633,058	$3,424,153	$3,731,945

Annualized net operating return on average equity	2.7%	17.2%	1.5%	8.6%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441-278-9000 Fax: +1-441-278-9009

www.validusholdings.com

Validus Holdings, Ltd.

Non-GAAP Financial Measure Reconciliation

Book Value Per Common Share and Diluted Book Value Per Common Share

As at December 31, 2011 and December 31, 2010

(Expressed in thousands of U.S. dollars, except share and per share information)

	As at December 31, 2011
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders’ equity	$3,448,425	99,471,080		$34.67

Diluted book value per common share
Total shareholders’ equity	3,448,425	99,471,080
Assumed exercise of outstanding warrants	121,445	6,916,678	$17.56
Assumed exercise of outstanding stock options	45,530	2,263,012	$20.12
Unvested restricted shares	-	3,340,728
Diluted book value per common share	$3,615,400	111,991,498		$32.28

	As at December 31, 2010
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders’ equity	$3,504,831	98,001,226		$35.76

Diluted book value per common share
Total shareholders’ equity	3,504,831	98,001,226
Assumed exercise of outstanding warrants	139,272	7,934,860	$17.55
Assumed exercise of outstanding stock options	54,997	2,723,684	$20.19
Unvested restricted shares	-	3,496,096
Diluted book value per common share	$3,699,100	112,155,866		$32.98

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441-278-9000 Fax: +1-441-278-9009

www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements

This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect”, “intend”, “plan”, “believe”, “project”, “anticipate”, “will”, “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) available (attributable) to Validus to net income (loss) available (attributable) to Validus, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income (Loss) available (attributable) to Validus, Net Operating Income (Loss) per share available (attributable) to Validus and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441-278-9000 Fax: +1-441-278-9009

www.validusholdings.com

Underwriting income indicates the performance of the Company’s core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, net realized and unrealized gains (losses) on investments and foreign exchange gains (losses). The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company’s core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company’s pricing and loss frequency and severity.

Underwriting profitability over time is also influenced by the Company’s underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.

Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income (Loss) available (attributable) to Validus, Net Operating Income (Loss) per share available (attributable) to Validus and Annualized Net Operating Return on Average Equity.” A reconciliation of diluted book value per common share to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value Per Common Share and Diluted Book Value Per Common Share.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441-278-9000 Fax: +1-441-278-9009

www.validusholdings.com